UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 17, 2014

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The RealNetworks, Inc. annual meeting of shareholders was held on September 17, 2014. According to the inspector of election, shareholders present in person or by proxy, representing 32,286,130 shares, or 89.69%, of RealNetworks common stock entitled to vote (generally entitled to one vote per share), voted on each proposal presented as follows:
Proposal 1 – Election of Directors. The shareholders elected two directors of RealNetworks, each to hold office for a three-year term or until their successors have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Shareholders voted as follows:

	For	Withheld	Broker Non-Votes
Nominees
Janice Roberts	26,729,527	1,319,380	4,237,223
Michael B. Slade	26,376,007	1,672,900	4,237,223

Proposal 2 – Amendments to RealNetworks, Inc. 2005 Stock Incentive Plan. The shareholders approved certain amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan as described in the proxy statement. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
20,089,553	7,533,079	426,275	4,237,223

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of RealNetworks’ named executive officers as disclosed in its proxy statement. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
23,604,715	4,017,350	426,842	4,237,223
Proposal 4 – Ratification of appointment of independent registered public accounting firm. The shareholders ratified the appointment of KPMG LLP as RealNetworks’ independent registered public accounting firm for the year ending December 31, 2014. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
32,072,388	173,013	40,729	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Tim Wan
Tim Wan
Senior Vice President, Chief Financial Officer and Treasurer
Dated: September 18, 2014